                                                                 EXHIBIT 10.15


                                OFFICE LEASE
                           5464 CARPINTERIA AVENUE
                              SUITES I, K AND L

                           MATCO ENTERPRISES, INC.
                                  LANDLORD

                                    and

                                  qad. inc
                                   TENANT

                         TABLE OF CONTENTS


1.   LEASED PREMISES. .....................................................   1
2.   TERM. ................................................................   2
3.   POSSESSION. ..........................................................   2
4.   USE OF PREMISES. .....................................................   3
5.   RENT. ................................................................   3
6.   SECURITY DEPOSIT. ....................................................   4
7.   PERSONAL PROPERTY TAXES. .............................................   5
8.   REAL PROPERTY TAXES. .................................................   6
9.   OPERATING COSTS. .....................................................   6
10.  REAL ESTATE TAXES AND OPERATING COSTS FOR 1993. ......................   7
11.  PARKING. .............................................................   8
12.  SIGNAGE. .............................................................   8
13.  EXPANSION TO SUITE J. ................................................   8
14.  RIGHT OF FIRST REFUSAL TO LEASE. .....................................  10
15.  RIGHT OF FIRST REFUSAL TO PURCHASE. ..................................  10
16.  OPTION TO RENEW. .....................................................  11
17.  CHANGE IN OWNERSHIP OF TENANT. .......................................  11
18.  ALTERATIONS. .........................................................  12
19.  CARE OF PREMISES. ....................................................  12
20.  ACCESS. ..............................................................  13
21.  DAMAGE TO PROPERTY; INJURY TO PERSONS. ...............................  14
22.  ASSIGNMENT AND SUBLETTING. ...........................................  15
23.  DAMAGE OR DESTRUCTION. ...............................................  16
24.  EMINENT DOMAIN. ......................................................  17
25.  DEFAULTS. ............................................................  18


                                        (i)

26.  REMEDIES. ............................................................  20
27.  RULES AND REGULATIONS. ...............................................  22
28.  CONFLICT OF LAWS. ....................................................  22
29.  END OF TERM. .........................................................  22
30.  QUIET POSSESSION. ....................................................  23
31.  SUCCESSORS AND ASSIGNS. ..............................................  23
32.  NOTICES. .............................................................  23
33.  INSURANCE. ...........................................................  24
34.  BROKERS. .............................................................  25
35.  WAIVER. ..............................................................  25
36.  ESTOPPEL CERTIFICATE. ................................................  26
37.  INTEREST ON PAST DUE OBLIGATIONS. ....................................  27
38.  LATE CHARGES. ........................................................  27
39.  TENANT FINANCIAL STATEMENTS. .........................................  27
40.  TRANSFER OF LANDLORD'S INTEREST. .....................................  28
41.  HOLDING OVER. ........................................................  28
42.  INABILITY TO PERFORM. ................................................  28
43.  SEPARABILITY. ........................................................  28
44.  ATTORNEY'S FEES. .....................................................  29
45.  TIME OF ESSENCE. .....................................................  29
46.  HEADINGS. ............................................................  29
47.  INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS. .......................  29
48.  GENDER. ..............................................................  30
49.  ACCORD AND SATISFACTION. .............................................  30
50.  NO LIENS. ............................................................  30
51.  SUBORDINATION. .......................................................  31
52.  COMMON AREAS. ........................................................  31


                                        (ii)

53.  SURRENDER OF PREMISES. ...............................................  32
54.  EXAMINATION OF LEASE. ................................................  32
55.  RECORDING. ...........................................................  32














                                        (iii)

                                    OFFICE LEASE
                     5464 Carpinteria Avenue, Suites I, K and L

       THIS LEASE AGREEMENT is dated this 30th day of November, 1992, by and between MATCO ENTERPRISES, INC., a Washington corporation, hereinafter referred to as "Landlord", and qad. inc, hereinafter referred to as "Tenant".

                                     WITNESSETH

      For and in consideration of the covenants and agreements set forth herein to be kept and performed by Tenant, Landlord leases to Tenant and Tenant accepts and hires from Landlord the hereinafter described Premises for the term, at the rental and subject to the terms and conditions set forth as follows:

      1.  LEASED PREMISES.
          (a) The Premises leased hereunder are Suites I, K and L located at 5464 Carpinteria Avenue, in the City of Carpinteria, County of Santa Barbara, State of California, and are identified on the floor plan attached hereto as Exhibit "A", including exclusive use of the bathrooms between Suites K and L. Said leased Premises contain 3221 net rentable square feet in Suite I, and 8984 net rentable square feet in Suites K and L.
          (b) Tenant has provided to Landlord its space plans and related specifications for its Tenant improvements for said leased Premises which are attached hereto as Exhibit "B". Landlord hereby approves these plans and specifications. Landlord shall cause the construction of the Tenant improvements pursuant to said plans and specifications.
      The Tenant improvement costs for the implementation of the space plans attached hereto as Exhibit "B" shall not exceed the total sum of $225,000.00 (based on 3,221 square feet for Suite I and 8984 square feet for Suites K and L).

                                        1.

These costs are predicated on the attached space plans, their related specifications and the plans and specifications used to obtain the building permit for the Tenant Improvements as well as the assumption that the improvements will be constructed simultaneously for target occupancy date of February 10, 1993. Said costs shall include all "hard" and "soft" costs associated with the construction of the tenant improvements. "Soft" cost shall include the cost of all mechanical, electrical and structural design or engineering required for preparation of final plans and specifications as well as the cost of all building permits and/or other licenses or fees required to construct the same. Any changes, alterations or additions to said plans and specifications by tenant which cause the cost of same to exceed the sum of $225,000.00 shall be borne by tenant and paid upon presentation. Landlord shall complete the Tenant Improvements in a good and workmanlike manner in accordance with the plans and specifications attached to this lease. Tenant shall have the right, upon PRIOR NOTIFICATION to property manager William Pintard, to inspect the progress of the construction of such improvements at reasonable intervals during the course of construction and upon their completion, Tenant shall inspect the same and provide Landlord a final "punch list" for corrective action.

      2.  TERM.
      The term of the lease herein shall be five years commencing February 10, 1993 or the date of issuance of a Certificate of Occupancy for the Premises, whichever shall last occur, and terminating five years after commencement. At the time of the issuance of the certificate of occupancy Landlord and Tenant shall execute a memorandum memorializing the commencement date for the term of this Lease.

      3.  POSSESSION.
      The issuance of a Certificate of Occupancy shall conclusively demonstrate the completion of such improvements


                                        2.

and the availability of the Premises to Tenant and thereafter rent shall accrue under the terms of the lease. An initial letter detailing the exact date of expected occupancy shall be transmitted to Tenant no later than December 10, 1992, provided Landlord has received the building permit for the Tenant Improvements. Landlord and Tenant shall diligently work and cooperate so as to assure occupancy by February 10, 1993 or the next earliest possible date. Notwithstanding the foregoing, should Landlord, for any reason whatsoever, fail or be unable to deliver the subject premises to Tenant by July 15, 1993, then in that event, Tenant shall have the right to terminate the lease in its entirety. In the event of such termination, Landlord shall promptly return to Tenant all advance rental payments and security deposits previously transmitted to Landlord by Tenant.

      4.  USE OF PREMISES.
      The premises may be used and occupied by Tenant for office purposes only to engage in the business of the production, development and marketing of computer software. Tenant shall in no event use the premises in a violation of any law, including any Zoning Ordinance.

      5.  RENT.
          (a) Tenant shall pay to Landlord as minimum monthly rent without deduction, setoff, prior notice, or demand, the sum of $15,256.25 per month ($1.25/per square foot x 12205 square feet of net rentable square footage) in advance on the first day of each month commencing on the date possession (Certificate of Occupancy) of the premises is granted to Tenant and continuing during the term. Minimum monthly rent for any partial month, including the first month and last month of the lease, shall be prorated at the rate of 1/30 of the minimum monthly rent per day.

          (b) The minimum monthly rent shall be subject to adjustment effective on the January first following commence-


                                        3.

ment of the Lease Term and at the beginning of each calendar year thereafter (the "Adjustment Date") as follows. The base for computing the adjustment is the Consumer Price Index for All Urban Consumers (base year 1982-1984) for the Los Angeles-Long Beach-Anaheim Metropolitan Area, published by the United States Department of Labor, Bureau of Labor Statistics ("Index"), which is in effect on the Commencement Date ("beginning Index"). The Index published most immediately preceding the Adjustment Date in question ("Extension Index") is to be used in determining the amount of the adjustment. If the Extension Index has increased over the Beginning Index, the fixed minimum rent for the following year (until the next rent adjustment) shall be set by multiplying the fixed minimum monthly rent by a fraction, the numerator of which is the Extension Index and the denominator of which is the Beginning Index. In no case shall the fixed minimum rent be less than the fixed minimum rent in effect at the Commencement Date. On adjustment of the minimum monthly rent as provided in this Lease, the parties shall immediately execute an amendment to this Lease stating the new fixed minimum rent.

      The annual cost of living adjustments shall not exceed 5% per annum during the term of the lease.

      If the Index is changed so that the base year differs from that in effect when the Term commences, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the Term, such other government index or computation of which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index has not been discontinued or revised.

      6.  SECURITY DEPOSIT.
      Simultaneously with the execution of this lease, Tenant shall deposit with Landlord $30,512.50, which includes the sum of $15,256.25 representing the first month's rent and the

                                        4.

additional sum of $15,256.25 representing the initial deposit of the security deposit for the performance by Tenant of the provisions of this Lease. Upon issuance of a Certificate of Occupancy Tenant shall submit to Landlord an additional check in the amount of $30,512.50. Said additional sum represents the balance of the security deposit. Landlord shall return $30,512.50 to Tenant, one year from the date rent commences, provided the lease has remained in full force and effect and no delinquencies in rental payment have occurred, and Tenant is not in default of any other terms of the lease. For the purposes of this paragraph, a delinquency in rental payment shall mean any monthly rental payments that when made is more than ten days past due. If Tenant is in default of the payment of rent or any other provision of this Lease, Landlord may use the security deposit, or any portion of it, to cure the default or to compensate Landlord for all damage sustained by Landlord resulting from Tenant's default. Tenant shall immediately on demand pay to Landlord a sum equal to the portion of the security deposit expended or applied by Landlord as provided in this paragraph so as to maintain the security deposit in the sum originally agreed to be deposited with Landlord. If Tenant is not in default at the expiration or termination of this lease, Landlord shall return the security deposit to Tenant. Landlord shall have the right to commingle the security deposit with Landlord's general and other funds, and Landlord shall not be required to pay Tenant interest on the security deposit.

      7.  PERSONAL PROPERTY TAXES.
      Tenant shall pay before delinquency all taxes, assessments, license fees, and other charges that are levied and assessed against Tenant's personal property installed or located in or on the Premises, and that accrue during the term. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments.


                                        5.

      8.  REAL PROPERTY TAXES.
          (a) Tenant shall pay monthly to Landlord, as additional rent, its proportionate share of all real property taxes and general and special assessments levied and assessed against the building, other improvements, and land of which the Premises are a part.

          (b) Tenant's proportionate share shall be equal to the total real property taxes levied and assessed against the building, other improvements, and land of which the Premises are a part, times the ratio the numerator of which shall be the total number of rentable square feet in the leased Premises, and the denominator of which shall be the total number of rentable square feet in the building and other improvements in which the Premises are located, which presently totals 49,456 net rentable square feet.

          (c) Each year Landlord shall notify Tenant of Landlord's calculation of Tenant's proportionate share of the real property taxes and together with such notice shall furnish Tenant with a copy of the tax bill.

      9.  OPERATING COSTS.
          (a) Tenant shall pay monthly to Landlord, as additional rent, its proportionate share of all operating costs. Tenants proportionate share shall be calculated on the same basis as taxes are calculated as provided in paragraph 8 hereof.

          (b) "Operating costs" shall mean Tenant's proportionate share of the sum of the costs reasonably incurred for all utilities, building supplies, repairs, and maintenance which includes a management fee not to exceed ten percent (10%) and insurance maintained by Landlord, and cost of labor and services of employees and independent contractors incurred by Landlord in maintaining and operating the building (such labor costs shall include the cost of compensation, including employment taxes and fringe benefits, of all persons who perform regular and recurring duties connected with the

                                        6.

day-to-day operation, maintenance, repair and overhaul of the Building, its equipment, and the adjacent walks, parking lot, and landscaped areas, including but without limitation, administrative and office employees of Landlord, engineers, elevator starters, janitors, foremen, floor waxers, window washers, watchmen and gardeners, but excluding other persons performing services not uniformly available to or performed for substantially all tenants of the Building); together with the amortized annual cost of capitalized improvement costs incurred in maintaining the Building.

          (c) As part of the operating costs hereunder, Landlord shall provide the following service: (1) janitorial services for the premises and common area; (2) common area utilities; (3) all necessary utilities for the heating, and air conditioning of the premises including gas; (4) trash removal, fire alarm system, elevator and HVAC maintenance; (5) water; and (6) maintenance as required under paragraph 19 herein. Tenant shall pay for electrical service to the premises. During the period Tenant does not occupy Suite J and in the event Suites I, L, K and J are served using the same electrical meter then Landlord shall reimburse Tenant for the amount of electrical usage for Suite J for each electrical bill in an amount equal to the total electrical bill for Suites I, L, K and J times the ratio the numerator of which is the net rentable square footage of Suite J and the denominator of which shall be the total net rental square footage of Suites I, L, K and J.

      10.  REAL ESTATE TAXES AND OPERATING COSTS FOR 1993.
      It is agreed that for 1993 the total charges to Tenant under paragraphs 8 and 9, above, shall not exceed $.51 per square foot per month times 12205 net rentable square feet of the Premises. For calendar year 1994 and the remainder of the lease term there shall be no cap on the charges to Tenant under paragraphs 8 and 9, above.

                                        7.

      11.  PARKING.
      Tenant shall have the use of 49 parking spaces. In the event a problem develops during the term of the lease with Tenant having insufficient parking for its employees, Landlord agrees to designate 49 parking spaces for the exclusive use of Tenant. Tenant's employees shall not park in areas designated as visitor parking.

      12.  SIGNAGE.
      Tenant shall have the right to install a corporate signature sign on the exterior of building, above or around the easterly entrance to the office building in which the subject premises are located. The size, overall design and material of said sign shall be mutually agreed upon by the parties hereto and shall conform to all local government regulations applicable to same. Tenant shall comply with all local government regulations relating to installation of such signs. The cost and installation of said exterior sign shall be borne by Tenant. Upon termination of its tenancy, Tenant shall remove the exterior sign and repair the exterior surface of the building where the sign was anchored at Tenant's cost. Tenant shall also be entitled to interior signage at both the west and east interior lobby areas of the premises and the cost and installation of same shall be borne by Landlord providing same is in conformance with Landlord's practice and custom with existing tenants.

      13.  EXPANSION TO SUITE J.
      Provided Tenant is not in default on any term of this lease, Tenant shall have the right to expand into and occupy Suite J located at 5464 Carpinteria Avenue, Carpinteria, California, on the following terms and conditions:

          (a) Tenant shall occupy Suite J on or after August 1, 1993, and on or before July 30, 1994, which time period shall hereinafter be referred to as the "window period".

                                        8.

          (b) Tenant shall provide Landlord written notice of its election to occupy Suite J and the desired date of occupancy at least 140 days prior to its desired date of occupancy.

          (c) In the event Tenant notifies Landlord of its exercise of this right to expand and occupy Suite J, Landlord shall have the right to exclude Suites 223 and 224 from the portion of Suite J occupied by Tenant. Upon receipt of Tenant's notice to expand and occupy Suite J, Landlord shall have seven days to notify Tenant in writing of its exclusion of Suites 223 and 224 from the portion of Suite J to be occupied by Tenant.

          (d) The rental rate applicable to the portion of Suite J occupied by Tenant shall be $1.25 per square foot per month subject to annual C.P.I. increases commencing January 1, 1994, under the terms of paragraph 5(b), above.

          (e) Within thirty days of Tenant's written notice of its election to occupy Suite J, Tenant shall provide Landlord with plans and specifications for the tenant improvements for the portion of Suite J Tenant will occupy. Landlord shall cause the tenant improvements for Suite J to be constructed in accordance with such plans and specifications. Landlord shall bear the cost of such tenant improvements up to an amount equal to $15.00 per square foot of net rentable space of Suite J to be occupied by Tenant.

          (f) Provided that at least four years will remain on the initial term of this lease at the time of the proposed occupancy of Suite J, the term of this lease as to Suite J shall be co-extensive with the initial term of this lease as to Suites I, K and L. In the event less than four years will remain on the initial term of this lease at the time of the proposed occupancy of Suite J, then the term of this lease as to Suite J shall be four years.

          (g) All other provisions of this lease shall be applicable to the portion of Suite J occupied by Tenant.


                                        9.

       14.  RIGHT OF FIRST REFUSAL TO LEASE.

       Tenant acknowledges that Tri-Counties Regional Center has the first right of refusal to lease space at 5464 Carpinteria Avenue, Carpinteria. In the event Tri-Counties waives or fails to exercise its first right of refusal to lease, and provided Tenant is not in default on any term of this lease, Tenant shall have the second right of refusal to lease any other available space at 5464 Carpinteria Avenue, Carpinteria, on the same terms and conditions contained in a bona fide offer to lease acceptable to Landlord. Landlord shall notify Tenant in writing of the premises and terms of the proposed lease of those premises, and Tenant shall have ten days to notify Landlord in writing of its exercise of its right to lease the premises on the same terms set out in Landlord's notice. In the event Tenant waives its second right of refusal to lease or fails to notify of its exercise of that right within said five day period, Tenant's right to lease such premises shall cease and Landlord shall be free to lease the premises to a third party. Landlord hereby acknowledges that Tri-Counties Regional Center's first right of refusal to lease space is non-operative as to Tenant's expansion rights for Suite J under paragraph 13 hereof, as Landlord has obtained Tri-Counties Regional Center's waiver concerning same prior to the execution of this lease by Landlord and Tenant.

       15.  RIGHT OF FIRST REFUSAL TO PURCHASE.

       Provided Tenant is not in default on any term of this lease, during the initial term of this lease and any extension thereof, Tenant shall have the right of first refusal to purchase the premises at 5464 Carpinteria
Avenue, Carpinteria, California, on the same terms and conditions as contained in a bona fide offer to purchase acceptable to landlord. Landlord shall notify Tenant in writing of the terms and conditions of the proposed sale which Landlord intends to accept, and Tenant shall have 15 days to notify Landlord in writing of its

                                      10.

exercise of its right to purchase the premises on the same terms set out in Landlord's notice. In the event Tenant waives its right of first refusal to purchase or fails to notify Landlord of its exercise of that right within said 15 day period, Tenant's right of first refusal to purchase shall cease and Landlord shall be free to sell the property to a third party.

       16.  OPTION TO RENEW.

       Provided that Tenant is not in default on any term of this Lease, Tenant shall have the option to renew the lease for five (5) renewal periods of one year each. Tenant shall notify Landlord in writing of its exercise of the first one year renewal option at lease 120 days prior to the expiration of the initial lease term, and for each subsequent renewal period Tenant shall notify Landlord in writing of its exercise of the next renewal option at least 120 days prior to the expiration of the then current renewal period. The rental rate for each renewal period shall be at the then current market rate, or the rental rate of the previous year together with the C.P.I. adjustment pursuant to paragraph 5(b), above, whichever is greater. All other terms of this lease shall remain the same during any renewal period.

       17.  CHANGE IN OWNERSHIP OF TENANT.

       Upon the occurrence of a sale, merger or other transfer of corporate stock of Tenant resulting in Tenant's two principal shareholders/owners of corporate stock owning, beneficially or otherwise, less than fifty percent (50%) of the corporate stock of Tenant, Landlord shall have the right to review the then current financial statement of Tenant. Should Landlord's review of Tenant's financial statement under the aforesaid circumstances show that Tenant's stockholder's equity is less than two million seven hundred thousand dollars ($2,700,000.00), then in that event, there shall arise the obligation on the part of said Tenant's present two principal


                                      11.

shareholders/owners of corporate stock to personally guarantee the performance of Tenant under the lease, from the date of transfer to said stock to the expiration date of the initial lease term, provided, however, that said obligation to so personally guarantee Tenant's performance hereunder shall not, in total, exceed the sum of two hundred twenty-five thousand dollars ($225,000.00).

       18.  ALTERATIONS.

       Tenant shall make no alterations, additions or improvements to the Premises without the prior written consent of Landlord, which will not be unreasonably withheld, and Landlord may impose, as a condition of such consent, such requirements as Landlord in its sole discretion may deem reasonable or desirable. Tenant covenants and agrees that all work done by Tenant shall be performed in full compliance with all laws, rules, orders, ordinances, directions, regulations and requirements of all government agencies, offices, departments, bureaus and boards having jurisdiction, and in full compliance with rules, orders, directions, regulations and requirements of the Pacific Fire Rating Bureau or any other organization performing a similar function. Before commencing any work, Tenant shall give Landlord at least five (5) days' written notice of the proposed commencement date of such work. All such alterations, additions or improvements shall become the property of Landlord and shall be surrendered with the Premises, as a part thereof, at the end of the term hereof, except that Landlord may, by written notice to Tenant given at least thirty (30) days prior to the end of the term, require Tenant to remove all improvements installed by Tenant and to repair any damage to the premises from such removal.

       19.  CARE OF PREMISES.

       (a) Tenant shall keep the Premises and fixtures therein (excepting therefrom the bathroom fixtures in the bathrooms between Suites K and L) in first class condition and

                                      12.

shall make all repairs thereto which are required to keep the Premises in first class condition, ordinary wear and tear excepted. Repairs to the Premises and fixtures therein shall be the sole responsibility of Tenant and are in addition to the operating costs referred to in paragraph 9, above. All such repairs shall be at least equal in quality to the original work. Landlord may make any such repairs which are not promptly made by Tenant and may charge the cost thereto to Tenant.

       (b) Landlord, as part of the operating costs referred to in paragraph 9 hereof, shall maintain and keep in good condition and repair the structural portions of the Building, including but not limited to, the foundations, exterior walls, structural condition of interior bearing walls, plumbing and plumbing fixtures, mechanical systems and fixtures, heating and air conditioning, elevators, and electrical systems and fixtures installed or furnished by Landlord in the building. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof except for the construction of Tenant Improvements provided for in paragraph 1(b), and the parties hereto affirm that Landlord has made no representations to Tenant respecting the condition of the Premises or the Building, except as set forth in paragraph 19 hereof. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need for such repairs or maintenance has been given to Landlord by Tenant. Tenant hereby waives the right, if any, which Tenant may have to make repairs at Landlord's expense under Section 1942 of the California Civil Code, or under any law, statute or ordinance now or hereafter in effect.

       20. ACCESS.

       Landlord and its agents shall have the right to enter the Premises at all reasonable times upon four (4) hours oral


                                      13.

notice for the purpose of examining or inspecting the same, showing the same to prospective purchasers or tenants of the Building, and making such alterations, repairs, improvements or additions to the Premises or to the Building as Landlord may deem necessary or desirable. During the six months prior to the end of the term of this lease, Landlord may exhibit the Premises to prospective tenants during reasonable hours. If Tenant shall not be personally present to open and permit an entry into the Premises at any time when such an entry by Landlord is necessary or permitted hereunder, Landlord may enter by means of a master key or may enter forcibly, without liability to Tenant except for any failure to exercise due care for Tenant's property, and without affecting Tenant's obligations under this lease.

       21.  DAMAGE TO PROPERTY; INJURY TO PERSONS.

       (a) Tenant shall indemnify and hold Landlord harmless against and from any and all claims arising or allegedly arising from Tenant's use of the Premises or the conduct of his business or profession or from any activity, work, or thing done, permitted or suffered by the Tenant in or about the Premises, and shall further indemnify and hold harmless Landlord against and from any and all claims arising or allegedly arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this lease, or arising or allegedly arising from any act or negligence of the Tenant, or of his agents, contractors, servants, licensees, invitees or employees, and from and against all cost, attorney's fees, expenses and liabilities incurred in or about any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to

                                      14.

persons, in, upon or about the Premises from any cause other than Landlord's or its agents' willful misconduct or gross negligence, and Tenant hereby waives all claims in respect thereof against Landlord.

       (b) Neither Landlord nor its agents shall be liable for any damage to property entrusted or allegedly entrusted to Landlord or its agents, nor for a loss of or damage to any property by theft or otherwise, nor for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building nor from the pipes, appliances or plumbing works therein nor from the roof, street, or subsurface not from any other place or resulting from dampness nor from any other cause whatsoever, unless caused by or due to the gross negligence or willful misconduct of Landlord, its agents, servants or employees. Neither Landlord nor its agents shall be liable for interference with the light or other incorporeal hereditaments, nor be liable for any latent defect in the Premise or in the Building which are unknown to Landlord at the time this lease is signed by Landlord and Tenant. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Building, or of defects therein or the fixtures or equipment.

       22.  ASSIGNMENT AND SUBLETTING.

       Tenant shall not, either voluntarily or by operation of law, sell, hypothecate, assign, or transfer this lease, or sublet the Premises or any part thereof, or permit same to be occupied by anyone other than Tenant or Tenant's employees without the prior written consent of Landlord and any attempt to do so without such prior written consent shall be void and at Landlord's option shall terminate this Lease. Landlord agrees not to unreasonably withhold its consent provided the proposed assignee (a) is satisfactory to landlord as to credit, character and business or professional standing,

                                      15.

(b) will occupy the Premises for office purposes for a similar business not inconsistent with Landlord's commitment with the other Tenants, and (c) assumes and agrees to be bound and directly responsible for all of Tenant's past, present and future obligations hereunder. However, Tenant agrees that Landlord's consent to any such assignment or sublease shall in no event be construed as releasing Tenant from its past, present and future liabilities and obligations hereunder nor as relieving Tenant from the requirement of obtaining Landlord's prior written consent to any further assignment or subletting. Consent to one assignment or sublease shall not waive Landlord's right to approval of any future assignment or sublease.

     23. DAMAGE OR DESTRUCTION.
         (a) Except as elsewhere provided in this lease, if the Premises or the Building are damaged by fire or other casualty, the damage shall be repaired by and at the expense of Landlord, provided such repairs can, in Landlord's opinion, be made within sixty (60) days after the occurrence of such damage without the payment of overtime or other premiums, and further provided the cost of such repairs does not exceed the insurance proceeds received by Landlord. Rent shall abate as to the portion of the Premises as to which it is impossible for Tenant to occupy during this sixty (60) day period. If the damage is due to the fault or neglect of Tenant or his employees, there shall be no abatement of rent regardless of the period which the Premises are unusable.
         (b) If such repairs cannot, in Landlord's opinion, be made within sixty (60) days after the occurrences of such damage, or the repairs exceed the insurance proceeds received by Landlord, Landlord may, at its option, make them within a reasonable time and in such event this Lease shall continue in effect and the rent shall be apportioned according to the square footage of the Premises usable by Tenant during the course of repairs as it relates to the entire Premises.

                                      16.

Landlord's election to make such repairs must be evidenced by written notice to Tenant within thirty (30) days after the occurrence of the damage.
          (c) Notwithstanding anything to the contrary contained in this paragraph 23, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises on account of the damage during the last twelve (12) months of the term of this Lease (or any extension thereof). Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any repairs or replacement of any panels, decoration, office fixtures, railing, ceiling, floor covering, partitions, or any other property insured in the Premises by Tenant. If Landlord shall elect not to repair said damage during said last twelve (12) months of the term, then the rent shall be apportioned according to that part of the premises usable by Tenant during the remaining term.
         (d) If Landlord does not elect to make such repairs which cannot be made within sixty (60) days, then either party may, by written notice to the other, cancel this lease as of the date of the occurrence of such damage. A total destruction of the Building shall automatically terminate this lease. As used herein the destruction of eighty percent (80%) of the Building shall be deemed a total destruction.

     24. EMINENT DOMAIN.
         (a) If the whole of the Premises or so much thereof as to render the balance unusable by Tenant shall be taken under power of eminent domain, this lease shall automatically terminate as of the date of such condemnation, or as of the date possession is taken by the condemning authority, or as otherwise herein provided, whichever is earlier. No award for any partial or entire taking shall be apportioned, and Tenant now hereby assigns to Landlord any award which may be made in such taking or condemnation, together with any and all rights of Tenant or hereafter aris-

                                     17.

ing in or to the same or any part thereof. In the event of a partial taking which does not result in a termination of this Lease, the rent shall be apportioned according to the part of the premises remaining usable by Tenant. Landlord may, without any obligation or liability to Tenant, stipulate with any condemning authority for a judgment of condemnation, and the date of taking under this clause shall then be deemed the date agreed to under the terms of said agreement for stipulation.
         (b) If an award for partial or entire taking shall be made, then Landlord shall pay to Tenant, within sixty (60) days after receipt of the monies provided in such award, a sum equal to the excess costs of constructing Tenant's improvements over the allowance provided by Landlord, less depreciation taken by Tenant for tax purposes.

    25. DEFAULTS.
    The occurrence of any of the following shall constitute a material default and breach of this lease:
         (a) The abandonment of the Premises by Tenant. Abandonment is herein defined to include, but is not limited to, any absence by Tenant from the Premises for five (5) consecutive days or longer while in default of any provision of this lease.
         (b) A failure by Tenant to pay the rent, or to make any other payment required to be made by Tenant hereunder, where such failure continues until the earlier of (i) ten (10) days after the date such payment was due, or
(ii) a period of three (3) days after written notice thereof from Landlord to Tenant; provided, however, that any such notice shall be in lieu of and not in addition to any notice required under Section 1161 of the California Code of Civil Procedure.
         (c) A failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant; provided,

                                     18.

however, that any such notice shall be in lieu of, and not in addition to, any notice required under Section 1161 of the California Code of Civil Procedure; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within such thirty (30) day period, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion.
         (d) The making by Tenant of any general assignment for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant) the same is dismissed within thirty (30) days; the appointment of a trustee or receiver to the possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; of the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days.
         (e) Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within thirty (30) days after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

                                     19.

          26.  REMEDIES.

          In the event of any such material default or breach by Tenant, Landlord at any time thereafter, at Landlord's option and without limiting the Landlord in the exercise of any other right or remedy which Landlord may have at law in equity by reason of such default or breach, with or without notice of demand may:

               (a) Reenter the premises with or without process of law and take possession of the same and of all fixtures of Tenant therein, and expel or remove Tenant and all other parties occupying the Premises, using such force as may be reasonably necessary to do so, without being liable to any prosecution for such reentry or for the use of such force, and, without terminating this Lease, without notice of any kind to Tenant, at any time and from time to time relet the Premises or any part thereof for the account of Tenant, for such term, upon such conditions and at such rental as may be commercially reasonable. In such event Landlord may receive and collect the rent from such reletting and apply it against any amounts due from Tenant hereunder (including, but without limitation, such reasonable expenses as Landlord may have incurred in recovering possession or the repairing the same for reletting, and all other necessary expenses, commissions and charges, including attorneys' fees, which Landlord may have paid or incurred in connection with such repossession and reletting). Landlord may execute any lease made pursuant hereto in Landlord's name or in the name of Tenant, as Landlord may see fit, and the Tenant thereunder shall be under no obligation to see to the application by Landlord of any rent collected by Landlord, nor shall Tenant have any right to collect any rent thereunder. Whether or not the Premises are relet, Tenant shall pay Landlord, until the end of the term hereof, the amount of all rent and other charges required to be paid by Tenant hereunder, less the proceeds of such reletting during the term hereof, if any, after payment of Landlord's expense including leasing commission, as provided


                                    20.

above. Such payments by Tenant shall be due at such times as are provided elsewhere in this lease, and Landlord need not wait until the termination of this lease to recover them by legal action or otherwise. Landlord shall not by any reentry or other act be deemed to have terminated this Lease or the liability of Tenant for the total rent hereunder unless Landlord shall give Tenant written notice of Landlord's election to terminate the Lease.

               (b) Give written notice to Tenant of Landlord's election to terminate this lease, reenter the Premises with or without process of law and take possession of the same and all fixtures therein, and expel or remove Tenant and all other parties occupying the Premises, using such force as may be reasonably necessary to do so, without being liable to any prosecution for such reentry or for the use of such force. In such event, Landlord shall thereupon be entitled to recover from Tenant:

                    (i) The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

                    (ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

                    (iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

                    (iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform his obligations under this Lease or which in the ordinary course of things would be likely to result therefrom including leasing commissions.

         As used in Subsection (i) and (ii) above, the "worth at the time of award" is computed by allowing interest at the


                                     21.

rate of ten percent (10%) per annum. As used in Subsection (iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

               (c)  Landlord shall have all rights and remedies provided in
Section 1951.4 of the California Civil Code wherein it provides, in part, that although Tenant has breached this Lease, this Lease continues in effect for so long as Landlord does not terminate Tenant's right to possession and Landlord may enforce all his rights and remedies under this lease. Notwithstanding the above, Landlord will make a reasonable effort to obtain a substitute tenant.

          27.  RULES AND REGULATIONS.

          Tenant shall fully and faithfully comply with and observe the rules and regulations for the building of which the Premises are a part and which are attached hereto as Exhibit "C". Furthermore, Tenant shall fully and faithfully comply with all additions or amendments to such rules or regulations hereafter made by Landlord and communicated to Tenant by written notice given to Tenant by Landlord. Landlord shall not be liable in any way for failure of any other occupant of the building of which the Premises are a part to comply with and observe such rules and regulations.

          28.  CONFLICT OF LAWS.

          This Lease shall be governed by and construed pursuant to the laws of the State of California.

          29.  END OF TERM.

          At the termination of this Lease Tenant shall surrender the Premises to Landlord in the same condition and repair as Tenant received possession of the premises, reasonable wear and tear excepted. Provided Tenant is not in default Tenant may remove, and at Landlord's request shall


                                     22.

remove, all of its trade fixtures, personal property and signs, provided such removal will not structurally injure the Premises and Tenant agrees to restore the Premises to its original condition, reasonable wear and tear excepted. Any property not so removed within ten (10) days after termination, Landlord may remove and store, at Tenant's expense. If Tenant shall not remove same within twenty (20) days thereafter, Landlord may deduct the cost of removal and storage thereof from any refund due Tenant from its security deposit. Tenant shall reimburse Landlord for any cost incurred by Landlord in such removal or disposition or in repairing or restoring the Premises. Tenant shall further indemnify Landlord against all losses, costs and damages resulting from Tenant's failure and delay in surrendering the Premises in good clean condition.

          30.  QUIET POSSESSION.

          Upon Tenant's paying the rent reserved hereunder and observing and performing all the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof, subject to all of the provisions of this Lease.

          31.  SUCCESSORS AND ASSIGNS.

          Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

          32.  NOTICES.

               (a) Any notice required or permitted to be given hereunder may be given by personal delivery or by mail, and if by mail shall be deemed sufficiently given if sent by


                                     23.

registered or certified mail, postage prepaid, addressed as follows:

          LANDLORD:      MATCO ENTERPRISES, INC.
                         c/o The William Herbert Co.
                         5464 Carpinteria Avenue
                         Carpinteria, California 93103

          TENANT:        qad. inc
                         6450 Via Real
                         Carpinteria, California 93013

               (b) Either party may by written notice to the other party, specify a different address for notice purposes except that Landlord may in any event use the Premises as Tenant's address for notice purpose.

          33.  INSURANCE.

               (a) Tenant shall carry at its own expense during the term hereof all risk public liability and property damage insurance which shall have a single limit of $1,000,000.00 (or such higher amounts as Landlord may reasonably hereafter require) covering injuries to persons and property in or about the Premises. Said insurance shall be written by companies satisfactory to Landlord. Tenant shall provide Landlord with satisfactory evidence of such insurance, and Tenant shall obtain, from its insurance carrier, a waiver of subrogation against Landlord. Landlord shall obtain, from its insurance carrier, a waiver of subrogation against Tenant. In the event Tenant fails to obtain any insurance as provided in this Lease, Landlord may obtain any such insurance, and the cost thereof shall be paid by Tenant as additional rent with the first payment of rent which is due subsequent to Landlord's incurring such cost, and Landlord shall have all remedies to collect the same as rent as is provided in this lease, and/or as otherwise provided by law for the collection of rent. Such policy shall name Landlord and Landlord's lender, if any, and others as may be designated by Landlord as additional insureds


                                     24.

and shall provide for at least thirty (30) days' written notice to Landlord of cancellation. Such policy shall further provide for contractual liability coverage. Landlord is not obligated to carry insurance on Tenant's possessions.

               (b) Further, Tenant shall carry, at its own expense during the term hereof, a policy of standard fire and extended coverage insurance with vandalism and malicious mischief endorsements on all its personal property and removable fixtures and equipment located in or about the Premises in a reasonable amount, but not less than 100% of replacement value.

          The proceeds of such policy that become payable due to damage, loss or destruction of such property, shall be used by Tenant for the repair or replacement thereof.

          34.  BROKERS.

          Tenant warrants that he has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, and that he knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this lease other than Realco, Inc. or assignee. In the event of a breach of this warranty, Tenant shall indemnify, defend and hold Landlord harmless from any and all claims by any real estate broker arising or alleged to have arisen from dealings by Tenant in connection with the Premises or the Building.

          35.  WAIVER.

          No waiver by Landlord or Tenant of any provision of this lease shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by the other of the same or any other provision. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act of Tenant, whether or not similar to the act so consented to


                                     25.

or approved. No act or thing done by Landlord or Landlord's agents during the term of this lease shall be deemed acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys to the Premises prior to the termination of this Lease, and the delivery of the keys to any such employee shall not operate as a termination of this Lease or a surrender of the Premises.


     36. ESTOPPEL CERTIFICATE.

         (a) Tenant shall at any time and from time to time, upon not less than ten (10) days' prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the dates to which the rental, security deposits, and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant's knowledge, any defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part.

         (b) Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no defaults in Landlord's performance, and (iii) that not more than one month's rental has been paid in advance and security deposits as described herein. In the event Tenant fails to deliver such statement within such time, Tenant shall be deemed to have appointed Landlord as Tenant's attorney-in-fact for the preparation and execution of an Estoppel Certificate on the terms set forth herein.


                                      26.

         37. INTEREST ON PAST DUE OBLIGATIONS.

         Any amount due from Tenant to Landlord hereunder which is not paid when due shall bear interest at the rate of ten percent (10%) per annum, but in no event exceeding the maximum amount allowed under California law, from the due date until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease.

         38. LATE CHARGES.

         Tenant shall pay a late charge equal to 5% of any monthly installment of rent which is more than ten days past due.

         39. TENANT FINANCIAL STATEMENTS.

         During the term of this lease and any extension thereof, within 120 days after the end of its fiscal year Tenant shall provide Landlord unaudited Financial Statements for the just concluded fiscal year and audited Financial Statements for the just concluded fiscal year by June 15 and within 120 days after the conclusion of the first six months of the current fiscal year Tenant shall provide Landlord its unaudited Financial Statements for the just concluded six month period of the current fiscal year.

         Landlord acknowledges that Tenant considers the information contained in its Financial Statements (audited and unaudited) to be proprietary and confidential. Therefore, Landlord hereby agrees not to copy, republish, distribute or disclose the information in Tenant's Financial Statements to any person(s), firm or corporation, or to any unauthorized person(s) employed by Landlord, without the prior written consent of Tenant. Landlord's agreement as to nondisclosure of the above-noted financial information shall extend for a period of two years beyond the date of Landlord's last receipt of such information. Further, this nondisclosure agreement


                                      27.

shall also apply to other employees or consultants employed by landlord who have been designated as authorized to have knowledge of or access to said Financial Statements. Landlord is authorized to disclose the information to its attorneys and its accountants engaged to advise Landlord regarding the property which the premises is a part of.

         40. TRANSFER OF LANDLORD'S INTEREST.

         In the event of any transfer of Landlord's interest in the Premises or in the real property of which the Premises are a part, upon the transfer of the security deposits the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer.

         41. HOLDING OVER.

         If tenant shall hold over and beyond the term of this Lease with the consent, express or implied, of Landlord, such holding shall be construed to be a tenancy only from month to month and Tenant will pay the rent, as above specified, for such further time as Tenant may continue its occupancy. The foregoing provisions of this paragraph 41 are in addition to and do not affect Landlord's right of reentry or any other rights of Landlord hereunder or as otherwise provided by law.

         42. INABILITY TO PERFORM.

         This Lease and the obligations of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of strike or other labor troubles, or act of God, or any other cause beyond the control of Landlord.

         43. SEPARABILITY.

         Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or


                                      28.

invalidate any other provision hereof and such other provisions shall remain in full force and effect.

         44. ATTORNEY'S FEES.

         In the event of a default on the part of Tenant of any provision in this Lease, Landlord shall be entitled to deduct from the security deposit herein any attorney's fees incurred as a result of said default. In the event the security deposit is insufficient to satisfy the damages proximately caused by Tenant's default, including attorney's fees incurred by Landlord, then the amount of attorney's fees incurred by Landlord, along with all other damages incurred by Landlord after deduction of the outstanding balance of the security deposit shall be immediately due and payable by Lessee to Lessor. Should any litigation be commenced between the parties to this Lease concerning the premises, this Lease, or the rights and duties of either in relation thereto, the party, Landlord or Tenant, prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for attorney's fees in the litigation which shall be determined by the court in such litigation or in a separate action brought for that purpose.

         45. TIME OF ESSENCE.

         Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

         46. HEADINGS.

         The article captions contained in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof.

         47. INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS.

         This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in


                            29.

this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

         48. GENDER.

         Throughout this Lease, the masculine gender shall be deemed to include the feminine and the neuter and the singular, the plural and vice versa.

         49. ACCORD AND SATISFACTION.

         No payment by Tenant or receipt by Landlord of a lesser amount than that stipulated herein for rent, additional rent or any other charge shall be deemed to be other than on account of the earliest stipulated rent, additional rent or other charge then due, nor shall any endorsement or statement on a check or letter accompanying any check or payment be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's rights to recover the balance of such rent, additional rent, or other charges or pursue any other remedy in this Lease at law or in equity.

         50. NO LIENS.

         Tenant shall not permit any lien, encumbrance or charge for materials or labor claimed to have been furnished to the Premises on Tenant's behalf or otherwise to be filed against the Premises or the Building. In the event such a lien, encumbrance or charge is filed against the Premises or the Building, Tenant shall, within ten (10) days after notice from Landlord, promptly discharge any such lien, encumbrance or charge.


                                      30.

         51. SUBORDINATION.

         This lease shall be subject and subordinate at all times to all ground and underlying leases which now exist or may hereafter be executed affecting the Building or the land upon which the Building is situated or both, and to the lien of any mortgages or deeds of trust in any amount or amounts whatsoever now or hereafter placed on or against the land and Building or either thereof, or on or against any ground or underlying lease without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination; provided, however, that so long as Tenant is not in default, the terms of this Lease shall not be affected by termination proceedings in respect to such ground or underlying lease or foreclosure or other proceedings under such mortgages or deeds of trust. Tenant hereby agreeing, at the written request of the Landlord under such ground or underlying lease or the purchaser of the Building, in such foreclosure or other proceedings, to attorn to such Landlord or to such purchaser or, at such Landlord's or such purchaser's option, to enter into a new lease for the balance of the term hereof upon the same terms and provisions as are contained in this Lease. Notwithstanding the foregoing, Tenant shall execute and deliver upon demand such further instrument or instruments evidencing such subordination of this lease to the lien of any such mortgages or deeds of trust as may be required by Landlord.

         52. COMMON AREAS.

         Tenant shall have the nonexclusive right, in common with others, to the use of common entrances, lobbies, elevators, ramps, drives, stairs and similar access and service ways and common areas in and adjacent to the Building of which the Premises are a part subject to such nondiscriminatory rules and regulations as may be adopted by Landlord.


                                      31.

         53. SURRENDER OF PREMISES.

         The voluntary or other surrender of this lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of the Landlord, operate as an assignment to it of any or all subleases or subtenancies.

         54. EXAMINATION OF LEASE.

         Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for Lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

         55. RECORDING.

         Neither Landlord nor Tenant shall record this Lease or a short form memorandum thereof without the consent of the other.

         IN WITNESS WHEREOF, the parties have executed this Lease the day and year first above written.


         LANDLORD:                        MATCO ENTERPRISES, INC., a
                                          Washington Corporation


                                          By /s/ Meriko Tamaki Wong
                                             -----------------------------
                                             MERIKO TAMAKI WONG
                                             President


         TENANT:                          qad. inc


                                          By /s/ Pam Lopker
                                             -----------------------------
                                             PAM LOPKER, President


                                          By /s/ Karl Lopker
                                             -----------------------------
                                             KARL LOPKER, Vice-President


                                      32.